Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

EPR Properties

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares, $0.01 par value per share(1)	Other	11,913,605	$50.39	$600,326,555.95(2)	0.0000927	$55,650.28

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity(3)	Common shares, $0.01 par value per share(1)	415(a)(6)	13,086,395		$930,050,092.65			Form S-3	333-231908	June 3, 2019	$93,656.04

	Total Offering Amounts					$1,530,376,648.60		$55,650.28

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$55,650.28

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of common shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with a share split, share dividend or similar event, for which no separate consideration will be paid.

(2)

Calculated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the common shares of the Registrant reported on the New York Stock Exchange on June 1, 2022.

(3)

Pursuant to Rule 415(a)(6) under the under the Securities Act, 13,086,395 of the common shares registered hereunder are unsold securities previously registered on a registration statement on Form S-3 (File No. 333-231908) of EPR Properties initially filed on June 3, 2019 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $93,656.04 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. In accordance with Rule 415(a)(6) under the Securities Act, the offering of securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. The common shares registered under the Prior Registration Statement were carried forward pursuant to Rule 415(a)(6) from the registration statement on Form S-3 (File No. 333-211813) of EPR Properties initially filed on June 3, 2016, and the maximum aggregate offering price for the 13, 086,395 common shares set forth therein was $930,050,092.65. A filing fee of $55,650.28 with respect to the remaining 11,913,605 common shares registered hereunder is being paid herewith.

Table 2: Fee Offset Claims and Sources

Not Applicable.

Table 3: Combined Prospectuses

Not Applicable.